                              September  13, 1996



  Lockheed Martin Corporation
  6801 Rockledge Drive
  Bethesda, Maryland 20817

  Martin Marietta Materials, Inc.
  2710 Wycliff Road
  Raleigh, North Carolina 27607

     Re:  Registration Statement on Form S-4 of
          Martin Marietta Materials, Inc.
          -------------------------------------

  Ladies and Gentlemen:

     This opinion is delivered to you in connection with the Registration Statement on Form S-4 (Reg. No. 333-08895) (the "Registration Statement") to be filed with the Securities and Exchange Commission by Martin Marietta Materials, Inc. ("Materials") in connection with the proposed distribution by Lockheed Martin Corporation ("Lockheed Martin") of its shares of common stock of Materials to Lockheed Martin stockholders in exchange for Lockheed Martin common stock, followed by a distribution by Lockheed Martin of its remaining shares of Materials common stock, if any (the "Transaction").

                            INFORMATION RELIED UPON
                            -----------------------

     In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate. Specifically, we have examined, among other documents, the originals or drafts, as may be applicable, of (i) the Registration Statement, including the Offering Circular-Prospectus (the "Offering Circular-Prospectus"); (ii) the Schedule 13E-4 Issuer Tender Offer Statement to be filed with the Securities and Exchange Commission by Lockheed Martin; (iii) the Tax Sharing Agreement, dated February 18, 1994, by and between Martin Marietta Corporation ("Martin Marietta"), as a predecessor in interest to Lockheed Martin, and Materials; (iv) the Supplemental Tax Sharing Agreement to be entered into on the date hereof by and
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  Lockheed Martin Corporation
  Martin Marietta Materials, Inc.
  September 13, 1996
  Page 2


  between Lockheed Martin and Materials; (v) the Tax Assurance Agreement to be entered into on the date hereof by and between Lockheed Martin and Materials;
  (vi) the Intercompany Services Agreement, dated February 17, 1994, by and between Materials and Martin Marietta, as a predecessor in interest to Lockheed Martin; (vii) the Corporate Agreement, dated February 17, 1994, by and between Martin Marietta, as a predecessor in interest to Lockheed Martin, and Materials; (viii) the Amended and Restated Credit Agreement, dated January 2, 1995, by and between Materials and Martin Marietta Technologies, Inc., a predecessor in interest to Martin Marietta, as a predecessor in interest to Lockheed Martin, and the amendments thereto dated January 31, 1995, March 31, 1995, and March 14, 1996; (ix) the Cash Management Agreement, dated February 17, 1994, by and between Materials and Martin Marietta Technologies, Inc., a predecessor in interest to Martin Marietta, as a predecessor in interest to Lockheed Martin; (x) the Transition Agreement to be entered by and between Materials and Lockheed Martin; and (xi) the Lockheed Martin Letter of Transmittal. We understand that Lockheed Martin and Materials (together, the "Companies") have provided to us all documents and materials submitted or presented to the Boards of Directors of each of the Companies in connection with the Transaction, as well as the draft resolutions and minutes of the Boards of Directors of each of the Companies relating to the Transaction. Moreover, we have participated in conferences with officers and representatives of the Companies and the Dealer Manager at which the contents of the Registration Statement and the Offering Circular-Prospectus and related matters were discussed.

     In our examination of the documents and in our reliance upon them in issuing this opinion, we have assumed, with your consent, that all documents submitted to us as photocopies or by telecopy faithfully reproduce the originals thereof, that the originals are authentic, that all such documents submitted to us have been or will be duly executed and validly signed (or filed, where applicable) to the extent required in substantially the same form as they have been provided to us, that each executed document will constitute the legal, valid, binding and enforceable agreement of the signatory parties, except as such enforceability may, following completion of the Transaction, be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and (b) the application of principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or other equitable remedies and (ii) concepts of materiality, reasonableness, good faith and fair dealing, that all representations and statements set forth in the documents are and will remain true, correct, and complete in all material respects, and that all obligations imposed on the parties by any of
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  Lockheed Martin Corporation
  Martin Marietta Materials, Inc.
  September 13, 1996
  Page 3


  the documents have been or will be performed or satisfied in accordance with their terms in all material respects. We have further assumed that, for our examination in connection with this opinion, you have disclosed to us all of the documents that are material to the transaction that is the subject of this opinion.

     We also have obtained such additional information and representations, upon which we also have relied in rendering this opinion, as we have deemed relevant and necessary through consultations with various representatives of the Companies. Likewise, we have obtained written certificates from each of the Companies and from trustees of certain of the Lockheed Martin employee benefit plans to verify certain relevant facts that have been represented to us or that we have been authorized to assume and upon which we have relied in rendering this opinion. Moreover, with your consent, we have relied upon the information contained in the memorandum from King & Spalding to Lockheed Martin and Materials dated July 22, 1996, regarding Materials' strategy of growth through acquisitions, and the business purpose letter to Lockheed Martin and Materials from Morgan Stanley & Co. Incorporated dated July 22, 1996.

     In addition, we have assumed, with your consent and based upon the existence of the Materials Rights Plan which will become effective when Lockheed Martin's ownership interest in Materials is reduced below 15 percent, information that will be received from the Lockheed Martin Letters of Transmittal and the Exchange Agent, and representations that Lockheed Martin has obtained from various Lockheed Martin employee benefit plans, that no holder of Lockheed Martin common stock (and any person that may be acting pursuant to a plan or arrangement with such holder with respect to the acquisition of Materials common stock) will acquire a sufficient number of shares of Materials common stock such that it would be possible for the Transaction to constitute a disqualified distribution within the meaning of
  Section 355(d) of the Code. We also have assumed, with your consent and based upon the same information and representations, that there is no reasonable basis to believe that any disposition of Materials common stock by persons who are shareholders of Materials immediately following consummation of the Transaction would jeopardize the opinion set forth below due to a failure of such shareholders to satisfy the continuity of interest requirement of Treasury Regulation Section 1.355-2(c).
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  Lockheed Martin Corporation
  Martin Marietta Materials, Inc.
  September 13, 1996
  Page 4


                                    OPINION
                                    -------

     Based on the foregoing, it is our opinion that (i) the statements contained in the Offering Circular-Prospectus in the section captioned "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" fairly present in all material respects the information set forth therein and fairly summarize the matters referred to therein and (ii) the statements contained in the section captioned "RELATIONSHIP BETWEEN MATERIALS AND LOCKHEED MARTIN--The Tax Sharing, Supplemental Tax Sharing and Tax Assurance Agreements," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

     This opinion is based on current authorities and upon facts and assumptions as of this date. It is subject to change in the event of a change in the applicable law or a change in the interpretation of such law by the courts or by the Internal Revenue Service. There can be no assurance that legislative or administrative changes or court decisions will not be forthcoming that would significantly modify this opinion or cause its withdrawal. We are under no obligation to inform you of any such changes or decisions. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations referred to herein that we have assumed with your consent to be true on the date hereof. Our opinion cannot be relied upon if any of the material facts contained in such documents or any such additional information is, or later becomes, materially inaccurate or if any of the representations referred to herein are, or later become, materially inaccurate. Our opinion represents our legal judgment and has no official status of any kind. Finally, our opinion is limited to the tax matters specifically covered thereby.

     This letter is furnished by us as counsel for Lockheed Martin and is solely for the benefit of Lockheed Martin and Materials. We consent to the filing of this opinion as an exhibit to the Registration Statement in connection with the Transaction and to the use of our name in the Offering Circular-Prospectus.

                                       Very truly yours,


                                       KING & SPALDING